EXHIBIT (a7)

                          JULIUS BAER INVESTMENT FUNDS

                  AMENDMENT NO. 7 TO THE MASTER TRUST AGREEMENT

         The undersigned, Assistant Secretary of Julius Baer Investment Funds (the "Trust"), does hereby certify that pursuant to Article VII, Section 7.3, of the Master Trust Agreement dated April 30, 1992, as amended (the "Master Trust Agreement"), the following resolution was duly adopted by unanimous written consent of the Board of Trustees on December 17, 2003.

         RESOLVED, that Julius Baer Investment Funds (the "Trust"),  pursuant to
         Section 7.4 of the Trust' Master Agreement, as amended, hereby appoints Investors Bank & Trust Company as the resident agent of the Trust in the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 6th day of January, 2004.

                                                         /s/ Cynthia J. Surprise
                                                         -----------------------
                                                             Cynthia J. Surprise
                                                             Assistant Secretary